SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2001

GREYSTONE DIGITAL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

33-24536-A (Commission File No.)	84-1107140 (IRS Employer Identification No.)

4950 MURPHY CANYON ROAD
SAN DIEGO, CA 92123
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 874-7000

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS
ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 5: OTHER EVENTS

GreyStone Digital Technology, Inc. is furnishing information for the March 23, 2001, April 12, 2001, and April 25, 2001 press releases titled “GreyStone Initiates Direct Sales of MercRacer 3000 Motion Platform Entertainment Systems upon Distributor’s Demise”, “GreyStone Lender Calls Note Due to Distributor’s Dissolution; OptMark Agreement will not be Funded”, and “GreyStone Digital Technology Securities Subject to Nasdaq Delisting”, respectively. Attached are copies of the press releases in substantially the form released.

As a result of the dissolution of the product distributor and the unavailability of the line of credit, the company intends to lay off the team developing the next game title and has suspended marketing, sales and production of the MercRacer 3000 entertainment system until replacement distribution and financing are in place, or the GreyStone entertainment business unit has been sold.

Additionally, on March 19, 2001 GreyStone Director Dr. Malcolm R. Currie tendered his resignation from the Board of Directors, citing only personal reasons. On April 12, 2001, James W. Johnston also submitted his resignation. There currently are four remaining Board members, and the company has not yet filled the vacancies.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

99.1	Press Release issued by GreyStone Digital Technology, Inc. on March 23, 2001 announcing the dissolution of MercRacer’s distributor by distributor’s parent.

99.2	Press Release issued by GreyStone Digital Technology, Inc. on April 12, 2001 announcing that Lender Calls Note due to Distributor’s Dissolution and OptMark Agreement will not be Funded.

99.3	Press Release issued by GreyStone Digital Technology, Inc. on April 25, 2001 announcing that its Securities are Subject to Nasdaq Delisting.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREYSTONE DIGITAL TECHNOLOGY, INC.

Dated: May 9, 2001	By:	/s/ RICHARD A. SMITH

Richard A. Smith Chief Executive Officer